Exhibit 1.1

MICRON TECHNOLOGY, INC.

29,268,293 SHARES

COMMON STOCK

UNDERWRITING AGREEMENT

October 11, 2017

October 11, 2017

J.P. Morgan Securities LLC

as the Underwriter listed

in Schedule I hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Micron Technology, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriter listed in Schedule I hereto (the “Underwriter”), an aggregate of 29,268,293 shares (the “Firm Securities”) of its common stock of the Company, par value $0.10 per share (the “Common Stock”).  The Company also proposes to issue and sell to the Underwriter not more than an aggregate of 4,390,244 additional shares of Common Stock (the “Option Securities”), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such amount of securities granted to the Underwriter in Section 2 hereof. The Firm Securities and the Option Securities are hereinafter collectively referred to as the “Securities.”

The Securities will have attached thereto rights (the “Rights”) to purchase additional shares of Common Stock as set forth in the Rights Agreement (as defined below). The Rights are to be issued pursuant to the Section 382 Rights Agreement (the “Rights Agreement”) dated as of July 20, 2016, between the Company and Wells Fargo Bank, National Association, as rights agent.

In connection with the sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-220882) including a prospectus, relating to the securities identified therein that may be issued by the Company from time to time. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each preliminary prospectus supplement of the Company, dated October 10, 2017, relating to the Securities, and filed with the Commission pursuant to Rule 424(b) under the Securities Act together with the prospectus included in the Registration Statement at the time of its effectiveness that omitted Rule 430 Information, and the term “Prospectus” means the final prospectus relating to the Securities in the form first furnished to the Underwriter (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) for use in connection with confirmation of sales of the Securities.  Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated October 10, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto.  “Applicable Time” means 6:35 p.m., New York City time, on October 11, 2017.

1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, you that:

(a)                                 No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(b)                                 The Time of Sale Information, at the Applicable Time, did not, and at the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Time of Sale Information and, when taken together with any other Issuer Free Writing Prospectus, the Preliminary Prospectus accompanying or delivered prior to the first delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule

401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(e)                                  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business (i) in each jurisdiction identified on Schedule III hereto and (ii) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except, in the case of clause (ii), where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (as defined below).  The Company is in good standing in each jurisdiction identified on Schedule III hereto.

(g)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and all of the shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)                                     The Securities have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, the issuance of the Securities will not be subject to any preemptive or similar rights and will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)                                    The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”); and the Rights have been duly authorized by the Company and, if issued pursuant to the terms of the Rights Agreement upon issuance of the Securities, will be validly issued, and the Common Stock issuable upon exercise of any such Rights in accordance with the terms of the Rights Agreement has been duly authorized by the Company and validly reserved for issuance upon such exercise, will be validly issued, fully paid and non-assessable.

(k)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and or in connection with the issuance and sale of the Securities will not conflict with or result in a breach of or violation of any of the terms or provisions of or constitute a default under any agreement or other instrument binding upon the Company or any of its subsidiaries, except where such breach, violation or default would not have a Material Adverse Effect on the Company’s ability to perform its obligations under this Agreement, nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation or By-laws of the Company or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or, to the Company’s knowledge, any applicable statute, except in the case of (ii) above, where such violation would not have a Material Adverse Effect on the Company’s ability to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Securities, except for those (1) that have been, or will have been prior to the Closing Date, obtained, (2) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, and (3) with respect to the approval of the listing of the Securities on the NASDAQ Global Select Market, except, in each case, where the failure to obtain such consents, individually or in the aggregate, would not have a Material Adverse Effect on the offering of the Securities.

(l)                                     There has not occurred any material adverse change, or any development that could reasonably be expected to cause a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and Time of Sale Information.

(m)                             Other than as set forth in the Registration Statement, Time of Sale Information and Prospectus, (i) there are no legal or governmental proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); and (ii) to the Company’s knowledge, no such Actions are threatened by governmental authorities or by others.

(n)                                 There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(o)                                 The Company and its subsidiaries have obtained any permits, consents and authorizations required to be obtained by them under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively “Environmental Laws”), and any such permits, consents and authorizations remain in full force and effect.  The Company and its subsidiaries are in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company’s knowledge, threatened, action or proceeding against the Company and its subsidiaries alleging violations of the Environmental Laws.

(p)                                 The Company and its subsidiaries own or possess or can acquire on commercially reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, mask work rights, technology and knowhow necessary to conduct the business now or proposed to be conducted by the Company and its subsidiaries as described in the Registration Statement, Time of Sale Information and Prospectus, except where the failure to own, possess or acquire such rights would not reasonably be expected to have a Material Adverse Effect, and except as disclosed in the Registration Statement, Time of Sale Information and Prospectus, the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, mask work rights or know how that would be reasonably likely to result in a Material Adverse Effect upon the Company and its subsidiaries.

(q)                                 The statements set forth in each of the Time of Sale Information and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities and Rights, fairly summarize such terms in all material respects.

(r)                                    PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are the independent registered public accounting firm for the Company as required by the Securities Act and the rules and regulations of the Commission thereunder.

(s)                                   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  The Company maintains internal accounting controls sufficient to provide reasonable assurance that interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and Time of Sale Information and Prospectus, the Company’s internal control over financial reporting and the Company’s internal control over financial reporting was effective as of September 1, 2016 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(t)                                    Except as disclosed in the Registration Statement, Time of Sale Information and Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement,

Time of Sale Information and Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of the quarter ended June 1, 2017.

(v)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Information and Prospectus is accurate.

(w)                               Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any affiliate, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, (i) has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law in any jurisdiction in which the Company or any of its subsidiaries conducts business; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(x)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act

of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)                                 (i)  Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, U.S. Department of State (including without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury or other relevant sanctions authority, nor

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) (each, a “Sanctioned Country”).

(ii)                                  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;

(B)                               to fund or facilitate any activities of or business in any Sanctioned Country; or

(C)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               For the past 3 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)                                  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Time of Sale Information and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(bb)                          The Company has not taken, directly or indirectly, without giving effect to activities of the Underwriter, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(cc)                            Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(dd)                          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee)                            At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to issue and sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective number of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of $40.59 per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Option Securities, and the Underwriter shall have the right to purchase the Option Securities at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. You may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Option Securities to be purchased by the Underwriter and the date on which such Option Securities are to be purchased.  Each purchase date must be at least two business days after the written notice is given, unless waived in writing by the Company, and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice.  Option Securities may be purchased as provided in Section 4 solely for the purpose of covering sales of securities in excess of the number of the Firm Securities. Each day, if any, that Option Securities are to be purchased shall be known as an “Option Closing Date”.

3.                                      Terms of Offering.  You have advised the Company that the Underwriter intends to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Underwriter is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.  The Company acknowledges and agrees that the Underwriter may offer and sell Securities to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through the Underwriter.

4.                                      Payment and Delivery.  Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available to the account specified by the Company to you at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at approximately 7:00 a.m., California time, on October 16, 2017, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed in writing by you and the Company.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Securities shall be made to the Company in Federal or other funds immediately available to the account specified by the Company to you, at approximately 7:00 a.m., California time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriter’s Obligations.  The obligation of the Underwriter to purchase and pay for the Firm Securities on the Closing Date or on the Option Closing Date, as the case may be, is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)                                 The representations and warranties of the Company contained herein (x) if qualified as to materiality or Material Adverse Effect, shall be true and correct and (y) in all other cases are true and correct in all material respects on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) on and as of the Closing Date or the Option Closing Date, as the case may be.

(c)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                                  there shall not have occurred any material change, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus.

(d)                                 The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or applicable Option Closing Date, as the case may be, and signed by the chief executive officer or the chief financial officer of the Company, to the effect set forth in Section 5(c)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are (i) true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) as of the Closing Date with the same effect as if made on such delivery date or applicable Option Closing Date, as the case may be, (ii) that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or applicable Option Closing Date, as applicable, and (iii) since the date of the most recent financial statements included in the Registration Statement and Time of Sale Information, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Registration Statement and Time of Sale Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)                                  The Underwriter shall have received on the Closing Date and each Option Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date and each Option Closing Date, as the case may be, to the effect set forth in Exhibit B.  Such opinion shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(f)                                   The Underwriter shall have received on the Closing Date and each Option Closing Date, as the case may be, an opinion of Joel L. Poppen,

the Company’s General Counsel, dated the Closing Date and each Option Closing Date, as the case may be, to the effect set forth in Exhibit C.

(g)                                  The Underwriter shall have received on the Closing Date and each Option Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, dated the Closing Date and each Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(h)                                 The Underwriter shall have received on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter, dated the date hereof, the Closing Date or applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, Time of Sale Information and Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than October 12, 2017.

(i)                                     The “lock up” agreements, each substantially in the form of Exhibit A, between you and certain officers, directors and shareholders of the Company named in Schedule IV relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                                    Prior to the Closing Date, the Company shall have received all waivers or consents under any agreement or other instrument binding upon the Company or any of its subsidiaries, including any indenture, mortgage, deed of trust, loan agreement, stockholder agreement or other agreement that is material to the Company and its subsidiaries, taken as a whole, that are necessary for the issuance of the Securities and the performance by the Company of its obligations under this Agreement and the Securities.

The obligation of the Underwriter to purchase Option Securities hereunder is subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities to be sold on such Option Closing Date and other matters related to the issuance of such Option Securities.

6.                                      Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)                                 The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A,

430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement, or as soon as reasonably practicable thereafter, in such quantities as the Underwriter may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)                                 The Company will deliver, without charge, (i) to the Underwriter, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference); and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriter or dealer.

(c)                                  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects, except as may be required by applicable law.

(d)                                 The Company will not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  Prior to the completion of the distribution of the Securities by the Underwriter contemplated hereby, the Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(f)                                   If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will promptly notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable law.

(g)                                  The Company will endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States and Canada as the Underwriter shall reasonably request in writing prior to the Closing Date, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(h)                                 The Company will make generally available to its security holders and to the Underwriter as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder; provided that the Company will be deemed to have furnished such statements to its security holders and the Underwriter to the extent they are filed on the Commission’s Electronic Data Gather, Analysis and Retrieval System.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and sale of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus prepared by or on behalf of, used by, or referred to by the Company and any exhibits, amendments and supplements to any of the foregoing, including all filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (v) the costs and charges of the transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities and any stock certificates, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 8(a), the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)                                    The Company will use commercially reasonable efforts to list the Securities issuable upon conversion of the Securities on the NASDAQ Global Select Market or another U.S. national securities exchange or established automated over the counter trading market in the United States of America.

(k)                                 The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds.”

(l)                                     The Company shall not, without giving effect to the activities by the Underwriter, take any action designed to or that could reasonably be expected to cause or result in any prohibited stabilization or any manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(m)                             The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)                                 For a period of 60 days after the date hereof, the Company will not, without the prior written consent of J.P. Morgan Securities LLC, release Nanya Technology Corporation from its obligations under Section 4.5 of that certain Stockholder Agreement, dated as of December 14, 2015 (as amended), by and between the Company and Nanya Technology Corporation.

The Company also covenants with the Underwriter that, without the prior written consent of J.P. Morgan Securities LLC, it will not, for the period of sixty (60) days from the date of this Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (c) any grants under the Company’s equity or stock plans in accordance with the terms of such plans as described in the Registration Statement or Time of Sale Information, (d) Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) issued or contemplated to be issued in connection with an acquisition or a strategic or minority investment transaction with a customer, supplier or other business partner (or a person that becomes a business partner in connection with such a transaction), provided that the aggregate number of shares of Common Stock issued in or issuable upon the exercise of rights to receive shares of Common Stock granted in such transactions in the aggregate shall not exceed five percent (5%) of the Company’s outstanding Common Stock as of the Closing Date (it being understood that shares issued or issuable pursuant to clause (e) below shall not count against such five percent (5%) limit), or (e) Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) issued or contemplated to be issued in connection with an acquisition or a strategic or minority investment transaction with a customer, supplier or other business partner (or a person that becomes a business partner in connection with such a transaction), provided that, prior to or concurrently with execution of any binding agreement providing for the issuance of any such shares or rights, the entity that is issued or to be issued such Common Stock or rights to receive such Common Stock pursuant to such agreement agrees with the Company that, from the date of such agreement until a date that is at least 60 days after the date of this Agreement, such entity and its controlled affiliates will be subject to restrictions at least as restrictive as those set forth in the form of “lock-up” agreement attached as Exhibit A solely with respect to such Common Stock received or rights to receive such Common Stock (and not with respect to other Common Stock or rights to receive Common Stock then owned or thereafter acquired by such entity or its controlled affiliates), provided that transfers among a party to such agreements and its controlled affiliates and among controlled affiliates will be permitted and that the exceptions provided for in the agreement attached as Exhibit A shall only apply if the party relying on such exception is an individual).  The Company agrees that, prior to the date that is 60 days after the date of this Agreement, without your prior written consent, it will not waive any of the restrictions set forth in any of the “lock-up” agreements that qualify an issuance for the exception set forth in clause (e) of the preceding sentence.

7.                                      Certain Agreements of the Underwriter.  The Underwriter hereby represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 1(c) or Section 6(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriter may use a term sheet substantially in the form of that referred to in Schedule II hereto without the consent of the Company; provided further that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.                                      Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by, any untrue statement or omission or alleged untrue statement or omission based upon any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(b)                                 The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that are caused by any untrue statement or omission or alleged untrue statement or omission based upon any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the eleventh, twelfth, thirteenth and fourteenth paragraphs under the caption “Underwriting.”

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by J.P. Morgan Securities LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and of the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(d) or this Section 8(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, the officers or directors of the Company or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                                      Termination.  The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, or, in the case of the Option Securities, prior to the Option Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Idaho State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that, singly or together with any other event specified in this clause 8(a), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus.

If this Agreement shall be terminated by the Underwriter, (i) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, (ii) for any reason set forth in the first paragraph of this Section 8(a), or (iii) if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

10.                               Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                               Entire Agreement.  (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriter with respect to the preparation of the Registration Statement, Time of Sale Information and Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)                                 The Company acknowledges that in connection with the offering of the Securities:  (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriter may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt (a) if to the Underwriter shall be delivered, mailed or sent to you at c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, with a copy to Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California 94304, Attention: Daniel Webb, Fax: (650) 251 5002; and (b) if to the Company shall be delivered, mailed or sent to Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho 83716, Attention: General Counsel, Fax: (208) 368 4540, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: John A. Fore, Fax: (650) 493 6811.

16.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify its clients.

[Signature Page Follows]

Very truly yours,

MICRON TECHNOLOGY, INC.

By:	/s/ Greg Routin
Name: Greg Routin
Title: Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. MORGAN SECURITIES LLC

By:	/s/ Gregor Feige
Name: Gregor Feige
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities to be Purchased	Number of Option Securities to be Purchased

J.P. Morgan Securities LLC	29,268,293	4,390,244

Total:	29,268,293	4,390,244

I-1

SCHEDULE II

Time of Sale Information

1.                                      Pricing Information to be provided orally by Underwriter:

•                  Public offering price per share: $41.00

•                  Gross proceeds from firm shares: $1,200,000,000

•                  Net proceeds from firm shares: $1,186,000,000

•                  Number of firm shares: 29,268,293

•                  Number of shares outstanding following the issuance of the firm shares: 1,138,899,894

•                  Number of option shares: 4,390,244

•                  Settlement date: October 16, 2017 (T+2)

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SCHEDULE III

Jurisdictions of Qualification of Company

Delaware

Idaho

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SCHEDULE IV

Directors:

Robert L. Bailey

Richard M. Beyer

Patrick J. Byrne

Mercedes Johnson

Sanjay Mehrotra

Lawrence N. Mondry

Robert E. Switz

Officers:

April Arnzen

Scott J. DeBoer

Ernest E. Maddock

Sanjay Mehrotra

Joel Poppen

Sumit Sadana

Steven L. Thorsen

Stockholders:

Nanya Technology Corporation

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EXHIBIT A

[FORM OF LOCK-UP LETTER]

                         , 2017

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that J. P. Morgan Securities LLC (“J. P. Morgan”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Micron Technology, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including J. P. Morgan, (the “Underwriters”) of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) publicly disclose the intention to take any of the actions described in clauses (1) or (2) above. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) to the extent applicable, distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders, direct or indirect members or wholly owned subsidiaries of the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock to a wholly owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate, (g) transfers of shares of Common Stock or any security convertible into Common Stock to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (b) through (f), (h) in connection with the surrender or forfeiture of shares to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or awards, provided that in the case of any transfer or distribution pursuant to clause (b) through (h) (1) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period, (j) sales of shares of Common Stock or any security convertible into Common Stock upon the termination of the undersigned’s employment or other relationship with the Company, (k) sales of shares of Common Stock of no more than 1,000,000 shares in the aggregate by all persons who enter into a “lock-up” agreement with J.P. Morgan in connection with the Public Offering, provided that the undersigned has received written confirmation from the Company that, after giving effect to such sale, the aggregate number of shares sold pursuant to this exception will not exceed 1,000,000 shares or (l) sales of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in effect on the date hereof.  In addition, the undersigned agrees that, without the prior written consent of J. P. Morgan on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

It is understood that the undersigned will be released from its obligations under this “lock-up” agreement if the Company notifies the undersigned that it does not intend to proceed with the Public Offering, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities or if the Public Offering shall not have occurred by November 30, 2017.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  The Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION, OUTSIDE COUNSEL TO THE COMPANY

1.                                   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus.

2.                                   The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus.

3.                                   The Securities have been duly authorized by valid corporate action and are free from preemptive rights under the Certificate of Incorporation or the Bylaws, the federal laws of the United States of America and the DGCL.  When so issued and paid for in accordance with the terms of the Underwriting Agreement, such shares will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus under the caption “Description of common stock.”

4.                                   The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.                                   None of the execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions contemplated thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) the Certificate of Incorporation or the Bylaws or (B) any statute, decree, regulation or order known to us to be applicable to the Company of any Delaware court, governmental authority or agency having jurisdiction over the Company or any of its properties or assets, except such conflicts, breaches, violations or defaults in clause (B) above as would not have a material adverse effect on the Company’s ability to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby.

6.                                   No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

7.                                   The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act.

8.                                   The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of common stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, including the Securities, fairly summarize such terms and documents in all material respects.

9.                                   The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material U.S. federal income tax consequences to non-U.S. holders,” insofar as they purport to summarize provisions of the United States federal tax laws referred to therein or legal conclusions with respect thereto, fairly summarize such matters in all material respects.

We have participated in conferences with certain officers and other representatives of the Company, the Underwriter, counsel for the Underwriter and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus and related matters were reviewed and discussed and, although we do not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus (other than as set forth in paragraphs 8 and 9), no facts have come to our attention, in the course of such review and discussion, that have caused us to believe that:

(i)           the Registration Statement, at the time each part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which we express no belief),

(ii)          the Pricing Disclosure Package, all considered together, as of 6:35 P.M. Eastern Time on October 11, 2017 (the “Applicable Time”), and on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which we express no belief), or

(iii)         the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which we express no belief).

In addition, we confirm to you that (i) the Registration Statement, when it became effective, (ii) the Pricing Prospectus, as of its date (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which we express no belief), and (iii) the Prospectus, as of its date (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which we express no belief) each appeared on their face to comply, in all material respects relevant to the offering of the Securities, as to form with the requirements of the Securities Act and the rules and regulations under the Securities Act.  For purposes of this last paragraph, we have assumed that the statements made in the Registration Statement, the Pricing Prospectus and Prospectus are correct and complete.

EXHIBIT C

FORM OF OPINION OF JOEL L. POPPEN, GENERAL COUNSEL OF THE COMPANY

1.                                      To the best of my knowledge, but without inquiring into the dockets of any court, commissions, regulatory body, administrative agency or other government body, and other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject, which I believe individually or in the aggregate would be reasonably expected to have a Material Adverse Effect.

2.                                      The Securities are free of preemptive rights under any agreement known to me.

3.                                      None of the execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions contemplated thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any material indenture or other material agreement or instrument to which the Company or its subsidiaries is a party or bound, or (B) any statute, decree, regulation or order applicable to the Company of any U.S. Federal or Idaho court, governmental authority or agency having jurisdiction over the Company or any of its respective properties or assets, except such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect on the Company’s ability to perform its respective obligations under such agreements or to consummate the transactions contemplated thereby.

4.                                      Except as may be required by the Securities Act, and the Rules and Regulations or “blue sky” laws of any state of the United States, in connection with the sale of the Securities, no consent, approval, authorization or order of, or filing or registration with, any U.S. Federal or Idaho court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement by the Company, the issuance of the Securities, and the consummation of the transactions contemplated thereby.

5.                                      The documents incorporated by reference in the Pricing Prospectus (other than the financial statements and notes thereto and financial statement schedules and other information of an accounting or financial nature either included therein or omitted therefrom, as to which I express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

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